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                                                                     EXHIBIT 4.1


                          SECOND SUPPLEMENTAL INDENTURE

            SECOND SUPPLEMENTAL INDENTURE, dated as of March 27, 2001 (this "SECOND SUPPLEMENTAL INDENTURE"), among U.S. Industries, Inc., a Delaware corporation ("USI"), USI American Holdings, Inc., a Delaware corporation ("USIAH"), and USI Global Corp., a Delaware corporation ("USIGC"), as Issuers, USI Atlantic Corp., a Delaware corporation, as Guarantor (the "GUARANTOR"), and Bank One Trust Company, N.A. (successor in interest to The First National Bank of Chicago), as Trustee (the "TRUSTEE"). Capitalized terms used herein without definition have the meanings assigned to such terms in the Indenture (as defined below).

                                   WITNESSETH:


            WHEREAS, USI, USIGC, USIAH, the Guarantor and the Trustee executed and delivered an Indenture, dated as of October 27, 1998, as amended (the "INDENTURE"), to provide for the issuance of the 7 1/8% Senior Notes due 2003 of USI, USIGC and USIAH (the "SECURITIES") and the related Guarantee of the Guarantor;

            WHEREAS, Section 901 of the Indenture permits USI, USIAH, USIGC and the Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, which do not materially adversely affect the interests of the Holders of the Securities of any series; and


            WHEREAS, USI, USIAH, USIGC and the Guarantor have requested that the Trustee execute and deliver this Second Supplemental Indenture pursuant to
Section 901 of the Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects by each of USI, USIAH, USIGC and the Guarantor.


            NOW, THEREFORE, USI, USIAH, USIGC and the Guarantor covenant and agree with the Trustee as follows:

                                   ARTICLE I

                                   AMENDMENTS

            Section 1.01 DEFINITIONS. (a) The definition of "DEBT" in Section 101 of the Indenture is hereby amended by inserting the following parenthetical at the end thereof: "(other than, to the extent the same would be deemed to be such a contingent or other obligation, Liens Incurred pursuant to clauses (a) or
(b) of the first sentence of Section 1009)."

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            (b)   The definition of "UNRESTRICTED SUBSIDIARY" in Section 101 of the Indenture is hereby amended by inserting the phrase "or subordinate" immediately following the phrase "PARI PASSU" therein.

            Section 1.02 LIMITATION ON RESTRICTED SUBSIDIARY FUNDED DEBT. The parenthetical in the first sentence of Section 1011 is hereby replaced with the following parenthetical: "(including, to the extent the same constitutes a "Restricted Subsidiary," the Guarantor)". The phrase "that transfer or other disposition" in Section 1011(3)(a) of the Indenture is hereby replaced with the phrase "the transfer or other disposition (other than, to the extent the same would be deemed to constitute such a transfer or disposition, Liens Incurred pursuant to clauses (a) or (b) of the first sentence of Section 1009)".

                                   ARTICLE II

                                  MISCELLANEOUS

            Section 2.01 CONFIRMATION OF INDENTURE. The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Second Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

            Section 2.02 CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this Second Supplemental Indenture other than as set forth in the Indenture.

            Section 2.03 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. Section
2.04 SEPARABILITY. In case any provision contained in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 2.05 COUNTERPARTS. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]



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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.


                                       U.S. INDUSTRIES, INC.



                                       By:____________________________________
                                          Name: Steven C. Barre
                                          Title:  Vice President


                                       USI AMERICAN HOLDINGS, INC.



                                       By:____________________________________
                                          Name:  Steven C. Barre
                                          Title:  Vice President


                                       USI ATLANTIC CORP.



                                       By:____________________________________
                                          Name:  Steven C. Barre
                                          Title:  Vice President


                                       USI GLOBAL CORP.



                                       By:____________________________________
                                          Name:  Steven C. Barre
                                          Title:  Vice President


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                                       BANK ONE TRUST COMPANY, N.A.,
                                          (SUCCESSOR IN INTEREST TO THE FIRST
                                          NATIONAL BANK OF CHICAGO)



                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________




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